EXHIBIT 10.3
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
     This is an amendment to that certain Employment Agreement dated November 25, 2002 between JOHN KALINICH (hereinafter referred to as the “Executive”) and DECKERS OUTDOOR CORPORATION, a Delaware Corporation (hereinafter referred to as the “Company”).
WHEREAS:
     A. The Executive and the Company are parties to that certain Employment Agreement dated November 25, 2002 (the “Agreement”); and
     B. The parties wish to amend the Agreement in certain respects, which amendment shall be effective as of January 1, 2006
     NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:
          1. Section 1.2. Section 1.2 of the Agreement is hereby amended to read as follows:
     “1.2 Position and Responsibilities. The Executive will serve as Vice President of Consumer Direct. As Vice President of Consumer Direct, the Executive shall perform the following duties: E-Commerce operations and intellectual property development and protection.”
          2. Section 2.3. Section 2.3 of the Agreement is hereby amended to read as follows:
     “2.3 Stock Awards. The Executive will receive stock awards, annually, consistent with his performance and with the stock awards granted to other senior executives of the Company.”
          3. RATIFICATION OF AGREEMENT. In all other respects, the Agreement is hereby ratified, confirmed and approved.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the 18th day of April, 2006.

“Company”

DECKERS OUTDOOR CORPORATION

By:	/s/ Angel Martinez

Name:
Title:

“Executive”

/s/ John Kalinich

JOHN KALINICH